Exhibit 99.1

Macy’s, Inc. Reports First Quarter 2024 Results

A Bold New Chapter gains traction
Macy’s First 50 locations achieved comparable owned sales of 3.3% and owned-plus-licensed sales of 3.4%

First quarter 2024 earnings exceeded outlook
Diluted EPS of $0.22 and Adjusted Diluted EPS of $0.27

NEW YORK—May 21, 2024— Macy’s, Inc. (NYSE: M) today reported financial results for the first quarter of 2024 and updated its annual guidance.

"We are encouraged by our customers’ response to our Bold New Chapter strategy resulting in sales near the high end of our outlook. Our teams executed with discipline and efficiency, which contributed to first quarter earnings that exceeded our expectations,” said Tony Spring, chairman and chief executive officer of Macy’s, Inc. “At the Macy’s nameplate, go-forward business performance was led by our First 50 locations, which achieved comparable sales growth year over year and are a leading indicator for our go-forward fleet. Although early days, our investments in product, presentation and experience are gaining traction and reinforce our belief that longer-term, Macy’s, Inc. can return to sustainable, profitable growth.”
First Quarter Highlights
•Diluted earnings per share of $0.22 and Adjusted diluted earnings per share of $0.27.
◦Compares to diluted earnings per share of $0.56 and Adjusted diluted earnings per share of $0.56 in the first quarter of 2023.
•Net sales of $4.8 billion, down 2.7% versus the first quarter of 2023.
•Comparable sales down 1.2% on an owned basis and down 0.3% on an owned-plus-licensed-plus-marketplace basis.
◦Macy’s, Inc. go-forward business comparable sales, inclusive of go-forward locations and digital, down 0.9% on an owned basis and up 0.1% on an owned-plus-licensed-plus-marketplace basis.
•Company's nameplate highlights include:
◦Macy’s comparable sales down 1.6% on an owned basis and down 0.4% on an owned-plus-licensed-plus-marketplace basis.
•Macy’s go-forward business comparable sales, inclusive of Macy’s go-forward locations and digital, down 1.3% on an owned basis and flat on an owned-plus-licensed-plus-marketplace basis.
◦Go-forward locations comparable sales up 0.1% on both an owned and owned-plus-licensed basis.
◦First 50 locations comparable sales, included within go-forward locations comparable sales, up 3.3% on an owned basis and up 3.4% on an owned-plus-licensed basis.
◦Non-First 50 go-forward locations comparable sales, included within go-forward locations comparable sales, down 1.2% on an owned basis and down 1.3% on an owned-plus-licensed basis.

•Macy’s non-go-forward locations comparable sales down 4.5% on both an owned and owned-plus-licensed basis.
◦Bloomingdale’s comparable sales up 0.8% on an owned basis and up 0.3% on an owned-plus-licensed-plus-marketplace basis.
◦Bluemercury comparable sales were up 4.3% on an owned basis.
•Other revenue of $154 million, a $37 million decrease.
◦Represented 3.2% of net sales, a decline of 60 basis points from the first quarter of 2023.
◦Credit card revenues, net declined by $45 million to $117 million. The decline was attributable to the impact of expected higher delinquency rates and net credit losses within the portfolio.
◦Macy’s Media Network revenue, net rose $8 million to $37 million from increased vendor engagement.

•Merchandise inventories were up 1.7% versus first quarter of 2023.
◦Entering the second quarter of 2024, end-of-quarter inventories are well-positioned for the upcoming summer season.
•Gross margin rate for the quarter was 39.2%, down from 40.0% in the first quarter of 2023.
◦Merchandise margin declined 100 basis points, primarily reflecting additional discounting for slower-moving warm weather products.
◦Delivery expense as a percent of net sales improved 20 basis points from the prior year reflecting ongoing efforts to improve supply chain efficiency.
•Selling, general and administrative (“SG&A”) expense of $1.9 billion, a $39 million decrease.
◦SG&A expense as a percent of total revenue was 38.2%, 50 basis points higher than the first quarter of 2023, reflecting the year-over-year decline in net sales and credit card revenue.
◦SG&A expense dollars benefited from the company’s commitment to ongoing expense discipline.

2024 Guidance
The company updated its annual sales and earnings outlook to reflect a portion of first quarter performance along with the dynamic macro environment. The company continues to view 2024 as a transition and investment year, reflecting investments in key customer-focused strategic initiatives, supported by the company’s strong balance sheet. The updated outlook assumes customers will continue to be discerning in their discretionary purchases and provides flexibility to respond to the competitive landscape and promotional environment.

The full updated outlook for 2024, presented on a 52-week basis, can be found in the presentation posted to macysinc.com/investors.

	Guidance as of May 21, 2024	Guidance as of February 27, 2024
Net sales	$22.3 billion to $22.9 billion	$22.2 billion to $22.9 billion
Comparable owned-plus-licensed-plus-marketplace sales change (52 week basis)	Down ~1.0% to up 1.5% versus 2023	Down ~1.5% to up 1.5% versus 2023
Adjusted diluted earnings per share	$2.55 - $2.90	$2.45 - $2.85

Adjusted diluted EPS excludes any potential impact from the credit card late fee ruling, which was stayed on May 10, 2024. Additionally, the impact of any potential future share repurchases associated with the company’s current share repurchase authorization is also excluded.

The company does not provide reconciliations of the forward-looking non-GAAP measures of comparable owned-plus-licensed-plus-marketplace sales change and adjusted diluted earnings per share to the most directly comparable forward-looking GAAP measures because the timing and amount of excluded items are unreasonably difficult to fully and accurately estimate. For the same reasons, the company is unable to address the probable significance of the unavailable information, which could be material to future results. See Important Information Regarding Financial Measures.

Conference Call and Webcasts
A webcast of Macy's, Inc.’s call with analysts and investors to report its first quarter of 2024 sales and earnings will be held today (May 21, 2024) at 8:00 a.m. EDT. Macy’s, Inc.’s webcast, along with the associated presentation, is accessible to the media and general public via the company's website at www.macysinc.com. Analysts and investors may call 1-877-407-0832. A replay of the conference call will be available on the company’s website or by calling 1-877-660-6853, using passcode 13745966, about three hours after the conclusion of the call. Additional information on Macy’s, Inc., including past news releases, is available at www.macysinc.com/newsroom.
Important Information Regarding Financial Measures
Please see the final pages of this news release for important information regarding the calculation of the company’s non-GAAP financial measures.
About Macy’s, Inc.
Macy’s, Inc. (NYSE: M) is a trusted source for quality brands through our iconic nameplates – Macy’s, Bloomingdale’s and Bluemercury. Headquartered in New York City, our comprehensive digital and nationwide footprint empowers us to deliver a seamless shopping experience for our customers. For more information, visit macysinc.com.
Forward-Looking Statements
All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy’s management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including Macy’s ability to successfully implement its A Bold New Chapter strategy, including the ability to realize the anticipated benefits associated with the strategy, conditions to, or changes in the timing of proposed real estate and other transactions, prevailing interest rates and non-recurring charges, the effect of potential changes to trade policies, store closings, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers’ outlets, the Internet and catalogs and general consumer spending levels, including the impact of the availability and level of consumer debt, possible systems failures and/or security breaches, the potential for the incurrence of charges in connection with the impairment of tangible and intangible assets, including goodwill, declines in credit card revenues, Macy’s reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, regional or global health pandemics, and regional political and economic conditions, the effect of weather, inflation, inventory shortage, and labor shortages, the amount and timing of future dividends and share repurchases, our ability to execute on our strategies and achieve expectations related to environmental, social, and governance matters, and other factors identified in documents filed by the company with the Securities and Exchange Commission, including under the captions “Forward-Looking Statements” and “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended February 3, 2024. Macy’s disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Media – Chris Grams
communications@macys.com
Investors – Pamela Quintiliano
investors@macys.com

MACY’S, INC.
Consolidated Statements of Income (Unaudited) (Note 1)
(All amounts in millions except percentages and per share figures)

	13 Weeks Ended May 4, 2024			13 Weeks Ended April 29, 2023
	$	% to Net sales	% to Total revenue	$	% to Net sales	% to Total revenue
Net sales	$4,846			$4,982
Other revenue (Note 2)	154	3.2%		191	3.8%
Total revenue	5,000			5,173
Cost of sales	(2,946)	(60.8%)		(2,988)	(60.0%)
Selling, general and administrative expenses	(1,911)		(38.2%)	(1,950)		(37.7%)
Gains on sale of real estate	1		—%	11		0.2%
Impairment, restructuring and other costs	(19)		(0.4%)	(2)		—%
Operating income	125		2.5%	244		4.7%
Benefit plan income, net	4			4
Interest expense, net	(31)			(37)
Income before income taxes	98			211
Federal, state and local income tax expense (Note 3)	(36)			(56)
Net income	$62			$155
Basic earnings per share	$0.22			$0.57
Diluted earnings per share	$0.22			$0.56
Average common shares:
Basic	276.1			273.1
Diluted	281.0			277.8
End of period common shares outstanding	276.4			272.5
Supplemental Financial Measures:
Gross Margin (Note 4)	$1,900	39.2%		$1,994	40.0%
Depreciation and amortization expense	$216			$218

MACY’S, INC.
Consolidated Balance Sheets (Unaudited) (Note 1)
(millions)

	May 4, 2024	February 3, 2024	April 29, 2023
ASSETS:
Current Assets:
Cash and cash equivalents	$876	$1,034	$603
Receivables	257	293	255
Merchandise inventories	4,687	4,361	4,607
Prepaid expenses and other current assets	442	401	390
Total Current Assets	6,262	6,089	5,855
Property and Equipment – net	5,295	5,308	5,864
Right of Use Assets	2,358	2,305	2,715
Goodwill	828	828	828
Other Intangible Assets – net	429	430	432
Other Assets	1,277	1,286	1,174
Total Assets	$16,449	$16,246	$16,868
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Merchandise accounts payable	$2,347	$1,913	$2,415
Accounts payable and accrued liabilities	2,088	2,434	2,233
Income taxes	115	83	134
Total Current Liabilities	4,550	4,430	4,782
Long-Term Debt	2,998	2,998	2,996
Long-Term Lease Liabilities	3,034	2,986	2,996
Deferred Income Taxes	749	745	916
Other Liabilities	932	950	1,008
Shareholders' Equity	4,186	4,137	4,170
Total Liabilities and Shareholders’ Equity	$16,449	$16,246	$16,868

MACY’S, INC.
Consolidated Statements of Cash Flows (Unaudited) (Notes 1 and 5)
(millions)

	13 Weeks Ended May 4, 2024	13 Weeks Ended April 29, 2023
Cash flows from operating activities:
Net income	$62	$155
Adjustments to reconcile net income to net cash provided by operating activities:
Impairment, restructuring and other costs	19	2
Depreciation and amortization	216	218
Benefit plans	1	2
Stock-based compensation expense	13	14
Gains on sale of real estate	(1)	(11)
Amortization of financing costs and premium on acquired debt	3	3
Deferred income taxes	(10)	(32)
Changes in assets and liabilities:
Decrease in receivables	35	45
Increase in merchandise inventories	(273)	(340)
(Increase) decrease in prepaid expenses and other current assets	(49)	32
Increase in merchandise accounts payable	401	374
Decrease in accounts payable and accrued liabilities	(289)	(415)
Increase in current income taxes	34	82
Change in other assets and liabilities	(33)	(24)
Net cash provided by operating activities	129	105
Cash flows from investing activities:
Purchase of property and equipment	(154)	(215)
Capitalized software	(75)	(81)
Disposition of property and equipment	4	25
Other, net	8	1
Net cash used by investing activities	(217)	(270)
Cash flows from financing activities:
Debt repaid	(1)	(1)
Dividends paid	(48)	(45)
Decrease in outstanding checks	(21)	(13)
Acquisition of treasury stock	—	(35)
Net cash used by financing activities	(70)	(94)
Net decrease in cash, cash equivalents and restricted cash	(158)	(259)
Cash, cash equivalents and restricted cash beginning of period	1,037	865
Cash, cash equivalents and restricted cash end of period	$879	$606

MACY’S, INC.
Consolidated Financial Statements (Unaudited)
Notes:
(1)As a result of the seasonal nature of the retail business, the results of operations for the 13 weeks ended May 4, 2024 and April 29, 2023 (which do not include the Christmas season) are not necessarily indicative of such results for the fiscal year.
(2)Other Revenue is inclusive of the following amounts. All amounts in millions except percentages.

	13 Weeks Ended May 4, 2024		13 Weeks Ended April 29, 2023
	$	% to Net sales	$	% to Net sales
Credit card revenues, net	$117	2.4%	$162	3.3%
Macy's Media Network revenue, net	37	0.8%	29	0.6%
Other Revenue	$154	3.2%	$191	3.8%

Net Sales	$4,846		$4,982
(3)The income tax expense of $36 million and $56 million, or 36.7% and 26.5% of pretax income, for the 13 weeks ended May 4, 2024 and April 29, 2023, respectively, reflect a different effective tax rate as compared to the Company’s federal income tax statutory rate of 21%. The income tax effective rates for the 13 weeks ended May 4, 2024 and April 29, 2023 were impacted primarily by the effect of state and local taxes and the vesting and cancellation of certain stock-based compensation awards.
(4)Gross margin is defined as net sales less cost of sales.
(5)Restricted cash of $3 million has been included with cash and cash equivalents as of May 4, 2024 and April 29, 2023.

MACY’S, INC.
Important Information Regarding Non-GAAP Financial Measures
The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures provide users of the company's financial information with additional useful information in evaluating operating performance. Management believes that providing supplemental changes in comparable sales on an owned-plus-licensed-plus-marketplace basis, which includes adjusting for the impact of comparable sales of departments licensed to third parties and marketplace sales, assists in evaluating the company's ability to generate sales growth, whether through owned businesses, departments licensed to third parties or marketplace sales, and in evaluating the impact of changes in the manner in which certain departments are operated. Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure which the company believes provides meaningful information about its operational efficiency by excluding the impact of changes in tax law and structure, debt levels and capital investment. In addition, management believes that excluding certain items from EBITDA, net income and diluted earnings per share that are not associated with the company’s core operations and that may vary substantially in frequency and magnitude from period-to-period provides useful supplemental measures that assist in evaluating the company's ability to generate earnings and to more readily compare these metrics between past and future periods.
The company does not provide reconciliations of the forward-looking non-GAAP measures of comparable owned-plus-licensed-plus-marketplace sales change and adjusted diluted earnings per share to the most directly comparable forward-looking GAAP measures because the timing and amount of excluded items are unreasonably difficult to fully and accurately estimate. For the same reasons, the company is unable to address the probable significance of the unavailable information, which could be material to future results.
Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company's financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company's financial position, results of operations or cash flows and should therefore be considered in assessing the company's actual and future financial condition and performance. Additionally, the amounts received by the company on account of sales of departments licensed to third parties and marketplace sales are limited to commissions received on such sales. The methods used by the company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

MACY’S, INC.
Important Information Regarding Non-GAAP Financial Measures
(All amounts in millions except percentages and per share figures)
Changes in Comparable Sales

	13 Weeks Ended May 4, 2024 vs. 13 Weeks Ended April 29, 2023
	Macy's, Inc.	Macy's
Decrease in comparable sales on an owned basis (Note 6)	(1.2%)	(1.6%)
Impact of departments licensed to third parties and marketplace sales (Note 7)	0.9%	1.2%
Decrease in comparable sales on an owned-plus-licensed-plus-marketplace basis	(0.3%)	(0.4%)

	13 Weeks Ended May 4, 2024 vs. 13 Weeks Ended April 29, 2023
	Macy's, Inc. go-forward business	Macy's go-forward business	Bloomingdale's*	Bluemercury
Increase (decrease) in comparable sales on an owned basis (Note 6)	(0.9)%	(1.3)%	0.8%	4.3%
Impact of departments licensed to third parties and marketplace sales (Note 7)	1.0%	1.3%	(0.5%)	—%
Increase in comparable sales on an owned-plus-licensed-plus-marketplace basis	0.1%	—%	0.3%	4.3%
*Bloomingdale’s excludes one non-go-forward location.

	13 Weeks Ended May 4, 2024 vs. 13 Weeks Ended April 29, 2023
	Macy's First 50 locations	Macy's Non-First 50 go-forward locations	Macy's go-forward locations	Macy's non-go-forward locations
Increase (decrease) in comparable sales on an owned basis (Note 6)	3.3%	(1.2%)	0.1%	(4.5%)
Impact of departments licensed to third parties (Note 7)	0.1%	(0.1%)	—%	—%
Increase (decrease) in comparable sales on an owned-plus-licensed basis	3.4%	(1.3%)	0.1%	(4.5%)

Non-GAAP financial measures, excluding certain items below, are reconciled to the most directly comparable GAAP measure as follows:
•EBITDA and adjusted EBITDA are reconciled to GAAP net income.
•Adjusted net income is reconciled to GAAP net income.
•Adjusted diluted earnings per share is reconciled to GAAP diluted earnings per share.
EBITDA and Adjusted EBITDA

	13 Weeks Ended May 4, 2024	13 Weeks Ended April 29, 2023
Net income	$62	$155
Interest expense, net	31	37
Federal, state and local income tax expense	36	56
Depreciation and amortization	216	218
EBITDA	345	466
Impairment, restructuring and other costs	19	2
Adjusted EBITDA	$364	$468
Adjusted Net Income and Adjusted Diluted Earnings Per Share

	13 Weeks Ended May 4, 2024		13 Weeks Ended April 29, 2023
	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
As reported	$62	$0.22	$155	$0.56
Impairment, restructuring and other costs	19	0.07	2	—
Income tax impact of certain items identified above	(4)	(0.02)	—	—
As adjusted to exclude certain items above	$77	$0.27	$157	$0.56
Notes:
(6)Represents the period-to-period percentage change in net sales from stores in operation for one full fiscal year for the 13 weeks ended May 4, 2024 and April 29, 2023. Such calculation includes all digital sales and excludes commissions from departments licensed to third parties and marketplace. Stores impacted by a natural disaster or undergoing significant expansion or shrinkage remain in the comparable sales calculation unless the store, or material portion of the store, is closed for a significant period of time. Definitions and calculations of comparable sales may differ among companies in the retail industry.
(7)Represents the impact of including the sales of departments licensed to third parties occurring in stores in operation throughout the year presented and the immediately preceding year and all online sales, including marketplace sales, in the calculation of comparable sales. Macy’s and Bloomingdale’s license third parties to operate certain departments in its stores and online and receive commissions from these third parties based on a percentage of their net sales, while Bluemercury does not participate in licensed or marketplace businesses. In its financial statements prepared in conformity with GAAP, the company includes these commissions (rather than sales of the departments licensed to third parties and marketplace) in its net sales. The company does not, however, include any amounts in respect of licensed department or marketplace sales (or any commissions earned on such sales) in its comparable sales in accordance with GAAP (i.e., on an owned basis). The amounts of commissions earned on sales of departments licensed to third parties and from the digital marketplace are not material to its net sales for the periods presented.